THE  OPTION  GRANTED  PURSUANT  TO  THIS  NON-QUALIFIED   STOCK  OPTION
         AGREEMENT (THE "OPTION") AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE OPTION OR THE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, WHICH IS SATISFACTORY TO JACO ELECTRONICS, INC. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                             JACO ELECTRONICS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     This Non-Qualified Stock Option Agreement (this "Agreement") is effective as of June 9, 1997, between Jaco Electronics, Inc., a New York corporation (the "Company"), and Joseph Hickey (the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to provide outside directors of the Company with an incentive to achieve the long-term objectives of the Company and to provide such outside directors with an opportunity to acquire an equity interest in the Company; and

     WHEREAS, the Optionee is an outside director of the Company; and

     WHEREAS, the Board of Directors of the Company (the "Committee") has granted this Option to the Optionee;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1.       Grant of Option.

     On the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee this Option to purchase an aggregate of 10,000 shares (the "Shares") of the Company's common stock, $.10 par value per share (the "Common Stock"), subject to adjustment as provided in Paragraph 8 below, at a price of $7.00 per Share, which is equal to the Fair Market Value (as defined below) of the Common Stock at June 9, 1997. As used herein, Fair Market Value shall mean the closing price of the Common Stock as reported by the National Association of Securities Dealers (as published in the Wall Street Journal, if published). This Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

                  2.       Right to Exercise.

     Subject to the terms and conditions of this Agreement, this Option shall become exercisable, in whole or in part, commencing on June 9, 1998.

                  3.       Transferability.

     This Option is not transferable by Optionee and may be exercised only by the Optionee to whom it is granted or in the event of the Optionee's death, his or her personal representative(s), designee(s), heir(s) or devisee(s) pursuant to the terms of Paragraph 5 herein.

                  4.       Manner of Exercise.

     (a) Notice. The Option may be exercised from time to time, in whole or in part, by delivering written notice of exercise to the Chief Executive Officer or the Chief Financial Officer of the Company substantially in the form annexed hereto as Exhibit A. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Company. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be the Fair Market Value of such shares determined as of the date of such exercise.

     (b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option. The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

     (c) Withholding Taxes. In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make the arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option.

                  5.       Term and Expiration.

     This Option shall expire upon the earlier of (i) June 8, 2002,  or (ii) one
(1) year following the date on which the Optionee ceases to serve in his capacity as an outside director of the Company for any reason other than removal for cause. If the Optionee dies before fully exercising any portion of the Option then exercisable, the Option may be exercised by the Optionee's personal representative(s), designee(s), heir(s) or devisee(s) at any time within the one
(1) year period following his or her death; provided, however, that in no event shall the Option be exercisable at any time after June 8, 2002. If the Optionee is removed as an outside director of the Company for cause, the Option shall expire upon such removal.

                  6.       No Registration Rights.

     The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

                  7.       Securities Law Restrictions.

     (a) Restrictions. Regardless of whether the offering and sale of Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its direction may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company's underwriters.

     (b) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

     (c) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     (d) Legend. All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

         "THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER."

     (e) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on the Optionee and all other persons.

                  8.       Shares and Adjustments.

     In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, split-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock issuable upon exercise of the Option and the exercise price of the Option shall be automatically adjusted to prevent dilution or enlargement of the rights granted to the Optionee hereunder.

                  9.       Miscellaneous Provisions.

     (a) Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement may not be amended except by a written instrument signed by both parties hereto.

     (b) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has personally executed this Agreement.

                                             JACO ELECTRONICS, INC.

/s/ Joseph Hickey                                /s/ Joel H. Girsky
______________________                       By:_______________________________
Joseph Hickey                                      Joel H. Girsky
                                                   President